EXHIBIT 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: February 11, 2022

PAMPLONA CAPITAL PARTNERS V, L.P.
By: Pamplona Equity Advisors V, Ltd., its General Partner

By:	/s/ Nicole Ramroop
Name: Nicole Ramroop
Title: Director

PAMPLONA EQUITY ADVISORS V LTD

By:	/s/ Nicole Ramroop
Name: Nicole Ramroop
Title: Director

PAMPLONA PE INVESTMENTS MALTA LIMITED

By:	/s/ Stephen Gauci
Name: Stephen Gauci
Title: Director

PAMPLONA CAPITAL MANAGEMENT LLP

By:	/s/ Kevin O’Flaherty
Name: Kevin O’Flaherty
Title: Designated Member

PAMPLONA CAPITAL MANAGEMENT LLC

By:	/s/ Stephen Gauci
Name: Stephen Gauci
Title: Director of Pamplona PE Investments US Limited, managing member of Pamplona Capital Management LLC

PAMPLONA CAPITAL MANAGEMENT (PE) SL

By:	/s/ Martin Schwab
Name: Martin Schwab
Title: Director

John C. Halsted

/s/ John C. Halsted

Alexander M. Knaster

/s/ Alexander M. Knaster